Exhibit 10.1
TRANSITION TO SELF-MANAGEMENT AGREEMENT
This TRANSITION TO SELF-MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of November 26, 2013, by and among WELLS CORE OFFICE INCOME REIT, INC., a Maryland corporation (the “Company”), WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “OP”), WELLS REAL ESTATE FUNDS, INC., a Georgia corporation (“Wells REF”), and WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company formerly known as Wells Real Estate Advisory Services III, LLC (“Advisor”).
W I T N E S S E T H:
WHEREAS, the Company and Advisor are party to that certain Advisory Agreement, effective as of June 11, 2013 (the “Advisory Agreement”), pursuant to which the day-to-day business and affairs of the Company are managed by Advisor;
WHEREAS, the Advisor is owned and controlled by Wells REF and certain employees of Wells REF and its Affiliates (as defined in the Advisory Agreement) provide services to the Company on behalf of the Advisor; and
WHEREAS, the Company intends to transition to an internal management structure, in connection with which the parties hereto desire that (i) the Company will employ certain employees of Wells REF and its Affiliates who currently provide services to the Company through the Advisor pursuant to the terms of the Advisory Agreement and (ii) the parties enter into a Transition Services Agreement effective as of January 1, 2014, the termination date of the Advisory Agreement, for a term of up to six (6) months (the “Transition Services Agreement”), pursuant to which Wells REF and its Affiliates will provide certain consulting, support and transitional services to the Company at the direction of the Company’s officers and other personnel (the Transition Services Agreement, together with this Agreement, the “Self-Management Agreements”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Termination of Advisory Agreement. The parties agree that the Advisory Agreement shall terminate as of 11:59 p.m. Eastern time on December 31, 2013, subject to the survival provisions of Section 15 of the Advisory Agreement.

2.
Transition Services Agreement. Effective as of the termination of the Advisory Agreement, the Company, the OP and Wells REF shall enter into the Transition Services Agreement in the form attached hereto Exhibit A.

3.
Employee Transition. Wells REF and Advisor will facilitate and support the Company’s efforts to hire up to thirteen (13) employees of Wells REF and its Affiliates who have been identified by the Company and who, as of the date hereof, perform substantial services for the Company pursuant to the Advisory Agreement (the “Targeted Personnel”), with the Company thereupon assuming all obligations and liabilities arising on or after the Hire Date (as defined below) as a result of such employment. If the Company’s employment of any Targeted Personnel would be prohibited or adversely impacted by any restrictive provision in any agreement benefiting Wells REF, Advisor or any of their respective Affiliates, then Wells REF and Advisor, on behalf of itself or any such Affiliates, hereby release such Targeted Personnel from such restrictive provisions to the extent they are acting on behalf of the Company; provided, however, that this release of restrictive provisions is not intended (1) to accelerate the vesting of any employee compensation awards that would not otherwise vest in accordance with the terms of such award or (2) to affect the confidentiality obligations of any of the Targeted Personnel with respect to information unrelated to the Company or to affect the applicability of such restrictive provisions with respect to actions by any of the Targeted Personnel on behalf of any person or entity other than the Company.
The Company shall use its commercially reasonable efforts to hire the Targeted Personnel selected by the Company by January 1, 2014 at such compensation levels and with such benefits as the Company shall determine. The date the Targeted Personnel are actually employed is referred to herein as the “Hire Date.”
Wells REF and Advisor shall retain all obligations and liabilities for the Targeted Personnel arising out of or relating to their employment by Advisor or its Affiliates prior to the Hire Date. Without limiting the foregoing, should the Company successfully employ any of the Targeted Personnel as employees of the Company, Wells REF or its Affiliates shall pay such Targeted Personnel any retention awards as if the Targeted Personnel had remained employed by Wells REF or its Affiliates through December 31, 2013. Wells REF or its Affiliates shall pay each Targeted Personnel his or her accrued but unpaid Paid Time Off (“PTO”) as of the Hire Date, and such PTO shall be paid in January 2014. The parties acknowledge and agree that the Company is not assuming any Compensation program, plan or contractual obligation of Wells REF or its Affiliates for the 2014 calendar year or beyond.

4.	Miscellaneous.
(a)Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
(b)Governing Law. This Agreement will be governed by the laws of the State of Georgia, without regard to the conflicts of law principles of such State. The parties hereto consent and submit to the exclusive jurisdiction of the courts (state and federal) located in the State of Georgia in connection with any controversy arising under this Agreement or its subject matter. The parties hereby waive any objection they may have in any such action based on lack of personal jurisdiction, improper venue or inconvenient forum. The parties further agree that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth below shall be effective local service for any litigation brought in such courts.
(c)Construction. The parties have participated jointly in the drafting of this Agreement, and each party was represented by counsel in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
(d)Severability. If any provision of the Self-Management Agreements is held to be unenforceable, then that provision is to be construed either by modifying it to the minimum extent necessary to make it enforceable (if permitted by law) or disregarding it (if not). If an unenforceable provision is modified or disregarded in accordance herewith, the rest of the applicable agreement is to remain in effect as written, and the unenforceable provision is to remain as written in any circumstances other than those in which the provision is held to be unenforceable.
(e)Assignment. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties, except that the Company may assign its rights to the OP.
(f)Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories. Counterparts may be delivered by facsimile or other electronic transmission.
(g)No Third Party Beneficiary. This Agreement is for the sole benefit of the parties hereto and their Affiliates and their permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns and Affiliates, any legal or equitable rights under this Agreement.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed and delivered this Master Self-Management Transition Agreement as of the date first written above.

WELLS CORE OFFICE INCOME REIT, INC.
By:     /s/ Glen F. Smith
Name: Glen F. Smith
Title: Chief Financial Officer and Senior Vice President
WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P.

By:	Wells Core Office Income REIT, Inc., its General Partner
By:     /s/ Glen F. Smith
Name: Glen F. Smith
Title: Chief Financial Officer and Senior Vice President
WELLS REAL ESTATE FUNDS, INC.
By:     /s/ Robert Kennedy
Name: Robert Kennedy
Title: President

Exhibit A
TRANSITION SERVICES AGREEMENT